Exhibit 10.3

PERSONAL GUARANTEE

This Personal Guarantee (this “Guarantee”) is entered into as of June 29, 2026, by Marcus Laun, an individual (“Guarantor”), in favor of Libertas Funding LLC, a limited liability company formed under the laws of the State of Connecticut (“Payee” or “Libertas”).

RECITALS

WHEREAS, Sky Quarry Inc., a Delaware corporation (“Maker”), has issued that certain Promissory Note dated June 29, 2026, in the original principal amount of $3,985,000.00, bearing interest at the rate of 8% per annum (the “Note”), in favor of Payee, issued pursuant to that certain Conversion and Exchange Agreement dated June 29, 2026, among Maker, Foreland Refining Corporation, 2020 Resources LLC and Payee (the “Exchange Agreement”), in exchange for the cancellation and extinguishment of the MCA Obligations (as defined therein) arising under the merchant cash advance agreements dated October 23, 2023, January 12, 2024, January 18, 2024, and February 23, 2024 (collectively, the “MCA Agreements”);

WHEREAS, Guarantor serves as Interim Chief Executive Officer of Maker and will derive direct and substantial benefit from the transactions contemplated by the Note and Exchange Agreement;

WHEREAS, as a material condition to Payee’s agreement to accept the Note in exchange for the cancellation of the MCA Obligations (as defined in the Exchange Agreement), Payee requires that Guarantor personally and unconditionally guarantee the obligations of Maker under the Note; and

WHEREAS, Guarantor and/or other persons may have previously provided personal guarantees, performance guaranties, or similar undertakings in connection with the MCA Agreements (collectively, the “Prior MCA Guaranties”), and the parties intend that this Guarantee shall replace and supersede any and all such Prior MCA Guaranties in their entirety, and that Payee’s sole recourse against Guarantor in respect of obligations arising from or related to the MCA Agreements and the Note shall be exclusively under this Guarantee;

WHEREAS, Maker and Guarantor have agreed that, in consideration of Guarantor’s execution of this Guarantee, Maker shall indemnify and hold Guarantor harmless from and against any losses, liabilities, payments, costs, and expenses (including reasonable attorneys’ fees) incurred by Guarantor as a result of any claim made against Guarantor under this Guarantee, and that Guarantor shall retain all rights of subrogation against Maker as set forth herein;

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor agrees as follows:

1.GUARANTEE OF PAYMENT

1.1 Unconditional Guarantee. Guarantor hereby absolutely, unconditionally, and irrevocably guarantees to Payee the full and prompt payment when due (whether at stated maturity, upon acceleration, or otherwise) of all amounts payable by Maker under the Note (and solely under the Note), including all principal, accrued interest, default interest, attorneys’ fees, costs, and any other amounts due thereunder (collectively, the “Guaranteed Obligations”). For the avoidance of doubt, the Guaranteed Obligations shall be limited exclusively to obligations arising under the Note and shall not include any obligations arising under or related to the MCA Agreements, all of which have been cancelled and extinguished pursuant to the Exchange Agreement.

1.2 Guarantee of Payment, Not Collection. This Guarantee is a guarantee of payment and not merely of collection. Payee shall not be required to: (a) proceed against Maker or any other person; (b) exhaust any remedies against Maker or any collateral; or (c) pursue any other remedy before enforcing this Guarantee against Guarantor. Payee may proceed directly against Guarantor upon any Event of Default under the Note.

1.3 Continuing Guarantee. This Guarantee is a continuing guarantee and shall remain in full force and effect until all Guaranteed Obligations have been indefeasibly paid in full in cash.

2.ABSOLUTE NATURE OF GUARANTEE

The obligations of Guarantor hereunder are absolute and unconditional and shall not be affected, impaired, or discharged by:

(a)any amendment, modification, renewal, extension, or waiver of or with respect to the Note or the Exchange Agreement;

(b)any release, discharge, compromise, or settlement with respect to Maker or any other guarantor;

(c)any failure or delay by Payee to exercise any right or remedy against Maker;

(d)any insolvency, bankruptcy, reorganization, dissolution, or liquidation of Maker;

(e)any defense, offset, or counterclaim that Maker may have against Payee; or

(f)any other event, circumstance, or condition that might otherwise constitute a defense available to, or a discharge of, a guarantor or surety.

3.WAIVERS BY GUARANTOR

Guarantor hereby unconditionally waives, solely with respect to the enforcement of this Guarantee by Payee:

(a)presentment, demand for payment, and notice of dishonor with respect to the Guaranteed Obligations;

(b)notice of acceptance of this Guarantee by Payee;

(c)notice of any extension, modification, or renewal of the Note;

(d)any right to require Payee to proceed against Maker or any collateral before proceeding against Guarantor; and

(e)any defense based upon an election of remedies by Payee.

For the avoidance of doubt, nothing in this Section 3 shall be construed to limit, waive, or impair any right of Guarantor as against Maker, including without limitation Guarantor’s rights of subrogation and indemnification set forth in Sections 5 and 6 hereof.

4.ACCELERATION

Upon the occurrence of any Event of Default under the Note (as defined therein), Payee may, in its sole discretion and without notice or demand, declare all Guaranteed Obligations immediately due and payable and may pursue any and all rights and remedies available under this Guarantee, at law, or in equity against Guarantor; provided, however, that any enforcement against Guarantor shall be limited to acceleration of amounts due under the Note in accordance with its terms. The parties expressly acknowledge and agree that: (a) any and all remedies, rights of action, or enforcement mechanisms available to Payee under the original MCA Agreements — including, without limitation, any provisions relating to “Bad Acts,” personal liability triggers, confession of judgment provisions, or any other MCA-specific remedies or penalties — are hereby fully and irrevocably superseded, extinguished, and of no further force or effect as of the date of issuance of the Note; (b) Payee shall have no right to pursue any claim, demand, or cause of action against Guarantor under, arising from, or related to the MCA Agreements or any Prior MCA Guaranties; and (c) all future enforcement against Guarantor shall be governed exclusively by the terms of the Note and this Guarantee.

5.SUBROGATION

(a)Waiver and Postponement of Rights. Until the Guaranteed Obligations have been indefeasibly paid in full in cash, all commitments of Payee to extend credit have terminated, and this Guarantee has terminated in accordance with its terms, Guarantor irrevocably waives and agrees not to assert, enforce or exercise any right of subrogation, reimbursement, indemnification, contribution, exoneration or any similar right or remedy against Maker or any other obligor arising by reason of any payment made by Guarantor under this Guarantee or otherwise.

(b)No Competition with Payee. Until the Guaranteed Obligations have been indefeasibly paid in full in cash and all commitments of Payee have terminated, Guarantor shall not (a) seek or accept reimbursement or repayment from Maker; (b) assert any claim against Maker or its property arising from any payment made under this Guarantee; (c) participate in any distribution of Maker's assets in any bankruptcy, insolvency, receivership or similar proceeding; or (d) take any action that would result in Guarantor competing with Payee for payment or recovery from Maker or any collateral securing the Guaranteed Obligations.

(c)Assignment of Recoveries. If Guarantor receives any payment, distribution, recovery, security, collateral or other property from Maker or any other obligor on account of any right of reimbursement, contribution, indemnification, subrogation or otherwise before the Guaranteed Obligations have been indefeasibly paid in full in cash, Guarantor shall hold the same in trust for the benefit of Payee and shall immediately deliver such payment or property to Payee, in the form received (except for any necessary endorsement or assignment), to be applied by Payee to the Guaranteed Obligations in such order and manner as Payee may determine in its sole discretion.

(d)No Impairment of Guarantee. The postponement and waiver of rights set forth in this Section shall not limit or impair the enforceability of this Guarantee. Guarantor acknowledges that these provisions are a material inducement to Payee's acceptance of this Guarantee and are necessary to preserve Payee's priority and rights against Maker and any collateral.

(e)Rights Following Payment in Full. Only after the Guaranteed Obligations have been indefeasibly paid in full in cash, all commitments of Payee have terminated, and this Guarantee has terminated, shall Guarantor be entitled to exercise any rights of subrogation, reimbursement or contribution then available under applicable law, provided that the exercise of such rights shall not revive or impair any obligation previously satisfied in favor of Payee.

(f)No Duty Owed by Payee. Payee shall have no duty to preserve, protect, assign, perfect or otherwise maintain any rights or remedies that Guarantor may have against Maker or any other person, and no act or omission of Payee shall impair or release the obligations of Guarantor under this Guarantee.

6.INDEMNIFICATION BY MAKER

6.1Maker’s Indemnification Obligation. Maker (as a party acknowledging and consenting to this Guarantee by its countersignature below) hereby agrees to indemnify, defend, and hold harmless Guarantor from and against any and all losses, liabilities, damages, costs, and expenses (including reasonable attorneys’ fees and court costs) that Guarantor actually incurs or pays as a result of any claim made or judgment entered against Guarantor under this Guarantee, arising out of or related to the Note or the Exchange Agreement.

6.2Reimbursement. To the extent Guarantor makes any payment to Payee in satisfaction of any Guaranteed Obligation, Maker shall promptly reimburse Guarantor in full for such payment, together with interest thereon at the rate of 8% per annum from the date of payment until reimbursed in full.

6.3Indemnification Procedures. Guarantor shall promptly notify Maker in writing of any claim for which Guarantor seeks indemnification. Maker shall have the right, at its own expense, to assume control of the defense of any such claim with counsel reasonably acceptable to Guarantor; provided, however, that Guarantor shall have the right to participate in such defense with counsel of its own choosing at its own expense. Maker shall not settle any such claim without Guarantor’s prior written consent, which shall not be unreasonably withheld.

6.4Survival. The indemnification obligations of Maker under this Section 6 shall survive the termination of this Guarantee and the payment in full of all Guaranteed Obligations.

7.REPRESENTATIONS AND WARRANTIES OF GUARANTOR; Jury Trial Waver

(a)Guarantor hereby represents and warrants to Payee as of the date hereof:

(i)Authorization. Guarantor has full legal capacity and authority to execute, deliver, and perform this Guarantee, and this Guarantee constitutes the legal, valid, and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms.

(ii)No Conflict. The execution and performance of this Guarantee does not conflict with any agreement, law, order, or obligation to which Guarantor is a party or by which Guarantor is bound.

(iii)Financial Benefit. Guarantor has received, or will receive, direct or indirect benefit from the transactions evidenced by the Note and the Exchange Agreement.

(iv)Guarantor acknowledges that Payee has no fiduciary or special duty to Guarantor and has no obligation to provide Guarantor with financial or other information concerning Maker.

(b)Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF GUARANTOR, MAKER AND PAYEE KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTEE, THE NOTE, THE EXCHANGE AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO THE EXECUTION OF THIS GUARANTEE.

(c)Judicial Reference. If the foregoing waiver of jury trial is determined to be unenforceable under applicable law, each party agrees that any dispute shall be determined by the court sitting without a jury to the fullest extent permitted by law.

8.ADDITIONAL WAIVERS OF GUARANTOR

In addition to all other waivers contained in this Guarantee, Guarantor irrevocably waives:

(a)any right of setoff, recoupment, counterclaim or deduction of any nature whatsoever against Payee in any action or proceeding to enforce this Guarantee;

(b)any defense arising by reason of any disability, incapacity, bankruptcy, insolvency, reorganization, liquidation, dissolution or other similar proceedings involving Maker or any other obligor;

(c)any defense based upon impairment, release, substitution, exchange, valuation, loss or disposition of any collateral securing the Guaranteed Obligations;

(d)any right to require Payee to marshal assets or proceed first against any collateral, Maker or any other obligor before enforcing this Guarantee;

(e)any defense arising from anti-deficiency statutes, suretyship laws or other laws that might otherwise limit the liability of a guarantor; and

(f)any claim that Payee has failed to mitigate damages or has acted in any particular order in enforcing its rights or remedies.

The liability of Guarantor shall remain absolute and unconditional notwithstanding any action or inaction of Payee that might otherwise constitute a legal or equitable discharge of a surety or guarantor.

8.LENDER RIGHTS; CUMULATIVE REMEDIES

(a)Lender Discretion. Without notice to or the consent of Guarantor, and without affecting, impairing or releasing the obligations of Guarantor under this Guarantee, Payee may, at any time and from time to time, in its sole and absolute discretion: (a) amend, modify, supplement, renew, extend, accelerate, compromise or otherwise alter the terms of the Note, the Exchange Agreement or any other Loan Documents; (b) increase or decrease the interest rate or extend the time for payment or performance of any Guaranteed Obligations; (c) release, surrender, substitute, exchange, compromise, settle, impair, fail to perfect or otherwise deal with any collateral securing the Guaranteed Obligations; (d) release, compromise, settle with, or fail to pursue Maker or any other guarantor, obligor or other person liable with respect to the Guaranteed Obligations; (e) apply payments received from any source in such order and manner as Payee, in its sole discretion, deems appropriate; (f) exercise or refrain from exercising any right or remedy available under the Note, this Guarantee, any other Loan Document or applicable law; and (g) take any other action or omit to take any action with respect to the Guaranteed Obligations or any collateral, whether or not such action or omission impairs Guarantor's right of reimbursement, contribution or subrogation.

(b)Cumulative Remedies. All rights and remedies of Payee under this Guarantee, the Note, the Exchange Agreement, any other Loan Document and applicable law shall be cumulative and may be exercised independently or concurrently, in such order as Payee may determine in its sole discretion. The exercise of any one right or remedy shall not preclude the simultaneous or subsequent exercise of any other right or remedy, and no delay or omission by Payee in exercising any right or remedy shall constitute a waiver thereof.

(c)No Election of Remedies. Guarantor expressly waives any defense based upon any election of remedies by Payee, even though such election, including any nonjudicial foreclosure or other exercise of remedies, destroys or otherwise impairs Guarantor's rights of subrogation, reimbursement or contribution against Maker or any other person.

9.ATTORNEYS’ FEES AND COSTS

If Payee is required to bring any action or proceeding to enforce this Guarantee, Guarantor shall pay all of Payee’s reasonable costs and expenses incurred in connection therewith, including reasonable attorneys’ fees. If Guarantor is required to bring any action or proceeding to enforce Guarantor’s rights of subrogation or indemnification under this Guarantee, Maker shall pay all of Guarantor’s reasonable costs and expenses incurred in connection therewith, including reasonable attorneys’ fees.

10.GOVERNING LAW; JURISDICTION

This Guarantee shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of law principles. Guarantor and Maker each irrevocably submit to the personal jurisdiction of the state and federal courts located in Delaware for purposes of any action arising under or related to this Guarantee.

11.NOTICES

All notices under this Guarantee shall be in writing and delivered by hand, overnight courier, or certified mail (return receipt requested) to the addresses set forth below, or such other address as a party may designate in writing:

If to Guarantor:

Marcus Laun, Interim Chief Executive Officer
Sky Quarry Inc.
Address: 707 W 700 S, Woods Cross, Utah 84087
Email: Marcus@skyquarry.com

If to Payee:
Libertas Funding LLC
Address:
Attention:
Email:

If to Maker:
Sky Quarry Inc.
Address: 707 W 700 S, Woods Cross, Utah 84087
Attention: Marcus Laun
Email: Marcus@skyquarry.com

12.ENTIRE AGREEMENT; AMENDMENTS

This Guarantee, together with the Note and the Exchange Agreement, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior negotiations, representations, understandings, and agreements, including, without limitation, any and all Prior MCA Guaranties and any other personal guarantee, performance guaranty, or similar undertaking previously provided by Guarantor or any other guarantor in connection with the MCA Agreements. This Guarantee may not be amended, modified, or waived except by a written instrument signed by Guarantor, and Payee.

13.SEVERABILITY

If any provision of this Guarantee is held invalid or unenforceable, such provision shall be modified to the minimum extent necessary to make it enforceable, and the remaining provisions shall continue in full force and effect.

14.SUCCESSORS AND ASSIGNS

This Guarantee shall be binding upon Guarantor and his heirs, personal representatives, and assigns, and shall inure to the benefit of Payee and its successors and assigns. The indemnification obligations of Maker set forth in Section 6 shall be binding upon Maker and its successors and assigns.

IN WITNESS WHEREOF, the undersigned have executed this Personal Guarantee as of the date first written above.

GUARANTOR:

Signature: /s/ Marcus Laun

Marcus Laun, Individually and as Interim Chief Executive Officer

Date: June 29, 2026

ACKNOWLEDGED, CONSENTED TO, AND AGREED
(as to Sections 5, 6, 8, and 14 hereof):

MAKER:
SKY QUARRY INC.,
a Delaware corporation

By:	/s/ Marcus Laun
Name:	Marcus Laun
Title:	CEO
Date:	June 29, 2026

PAYEE:
LIBERTAS FUNDING LLC,
a Connecticut limited liability company
By:
Name:
Title:
Date:	June 29, 2026

NOTARIAL ACKNOWLEDGMENT

State of ___________________________

County of _________________________

On this ______day of ____________, 2026, before me, the undersigned notary public, personally appeared Marcus Laun, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the foregoing instrument, and acknowledged that he executed the same for the purposes therein contained.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public: ___________________________________

My Commission Expires: ___________________________